EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following registration statements and related prospectuses filed by IMC Global Inc. under the Securities Act of 1933 of our report dated March 1, 1996, with respect to the supplemental consolidated financial statements of IMC Global Inc. included in this Amendment No. 1 to the Current Report (Form 8-K/A) dated April 19,1996.


                              Commission File No.

                          ---------------------------

                            Form S-8, No. 33-22079
                            Form S-8, No. 33-22080
                            Form S-8, No. 33-38423
                            Form S-8, No. 33-42074
                            Form S-8, No. 33-56911
         Amendment No. 1 to Form S-4, No. 333-00439
                            Form S-8, No. 333-189




                                                              Ernst & Young LLP


Chicago, Illinois
April 19, 1996